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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 2-74896, No. 33-38737 and No. 33-73044), in the
Registration Statement on Form S-3 (No. 33-71030) and in the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated February 8, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 26, 2001